Exhibit 10.5

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of [•], 2026 (the “Effective Date”) by and between SLR CAPITAL PARTNERS, LLC, a Delaware limited liability company (the “Licensor”), and SLR SECURED SPECIALTY LENDING FUND, a Delaware statutory trust (the “Fund”) (each a “party,” and collectively, the “parties”).

RECITALS

WHEREAS, the Fund is a closed-end management investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Management Agreement, dated as of [•], 2026 (the “Advisory Agreement”), by and between the Fund and SLR Secured Lending Partners, LLC, an affiliate of the Licensor, the Fund has engaged SLR Secured Lending Partners, LLC to act as the investment adviser to the Fund;

WHEREAS, Licensor is the owner of the trade name “SLR” (the “Licensed Mark”) in the United States of America (the “Territory”);

WHEREAS, the Fund now desires to use the “SLR” Licensed Mark in connection with the operation of its business, and the Licensor is willing to permit the Fund to use the Licensed Mark, subject to the terms and conditions of this Agreement;

WHEREAS, the board of trustees of the Fund has approved this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

LICENSE GRANT

1.1 License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Fund, and the Fund hereby accepts from Licensor, a personal, non-exclusive, royalty-free right and license to use the Licensed Mark solely and exclusively as an element of the Fund’s own name and in connection with the conduct of its business. Except as provided above, neither the Fund nor any affiliate, owner, trustee, officer, employee, or agent thereof shall otherwise use the Licensed Mark or any derivative thereof without the prior express written consent of the Licensor in its sole and absolute discretion. All rights not expressly granted to the Fund hereunder shall remain the exclusive property of Licensor.

1.2 Licensor’s Use. Nothing in this Agreement shall preclude Licensor, its affiliates, or any of its respective successors or assigns from using or permitting other entities to use the Licensed Mark whether or not such entity directly or indirectly competes or conflicts with the Fund’s business in any manner.

ARTICLE 2

OWNERSHIP

2.1 Ownership. The Fund acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Licensed Mark, and all such right, title, and interest shall remain with the Licensor. The Fund shall not otherwise contest, dispute, or challenge Licensor’s right, title, and interest in and to the Licensed Mark.

2.2 Goodwill. All goodwill and reputation generated by the Fund’s use of the Licensed Mark shall inure to the benefit of Licensor. The Fund shall not by any act or omission use the Licensed Mark in any manner that disparages or reflects adversely on Licensor or its business or reputation. Except as expressly provided herein, neither party may use any trademark or service mark of the other party without that party’s prior written consent, which consent shall be given in that party’s sole discretion.

ARTICLE 3

COMPLIANCE

3.1 Quality Control. In order to preserve the inherent value of the Licensed Mark, the Fund agrees to use reasonable efforts to ensure that it maintains the quality of the Fund’s business and the operation thereof equal to the standards prevailing in the operation of the Licensor’s and the Fund’s business as of the date of this Agreement. The Fund further agrees to use the Licensed Mark in accordance with such quality standards as may be reasonably established by Licensor and communicated to the Fund from time to time in writing, or as may be agreed to by Licensor and the Fund from time to time in writing.

3.2 Compliance With Laws. The Fund agrees that the business operated by it in connection with the Licensed Mark shall comply with all laws, rules, regulations and requirements of any governmental body in the Territory or elsewhere as may be applicable to the operation, advertising and promotion of the business, and that it shall notify Licensor of any action that must be taken by the Fund to comply with such laws, rules, regulations or requirements.

3.3 Notification of Infringement. Each party shall immediately notify the other party and provide to the other party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with the Licensed Mark, and (ii) any infringements, imitations, or illegal use or misuse of the Licensed Mark in the Territory.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a) Due Authorization. Such party is duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b) Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c) No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

ARTICLE 5

TERM AND TERMINATION

5.1 Term. This Agreement shall expire upon expiration or termination of the Advisory Agreement.

5.2 Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Fund under this Agreement with respect to the Licensed Mark shall cease, and the Fund shall immediately discontinue use of the Licensed Mark.

ARTICLE 6

MISCELLANEOUS

6.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be made pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of the Fund under this Agreement shall be deemed to be assigned to a newly formed entity in the event of the merger of the Fund into, or conveyance of all of the assets of the Fund to, such newly formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Fund’s legal form into another limited liability entity.

6.2 No Agency or Authority. Except as expressly provided or authorized in the Advisory Agreement, neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

6.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by email, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to the Licensor:

SLR Capital Partners, LLC

500 Park Avenue

New York, NY 10022

Tel. No.: (212) 993-1670

Attn: Michael S. Gross

If to the Fund:

SLR Secured Specialty Lending Fund

500 Park Avenue

New York, NY 10022

Tel. No.: (212) 993-1670

Attn: Michael S. Gross

6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

6.6 No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

6.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such subject matter.

6.11 Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officers.

SLR SECURED SPECIALTY LENDING FUND

By:
Name: Michael S. Gross Title: President and Co-Chief Executive Officer

By:
Name: Bruce Spohler Title: Co-Chief Executive Officer and Chief Operating Officer

SLR CAPITAL PARTNERS, LLC

By:
Name: Michael S. Gross Title: Managing Member

By:
Name: Bruce Spohler Title: Managing Member

[Signature page to Trademark License Agreement]